UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2014

SILICON IMAGE, INC.
(Exact name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1140 East Arques Ave., Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 616-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 28, 2014, Raymond Cook, 54, was appointed to the position of Chief Financial Officer of Silicon Image, Inc. (the “Company”), effective July 28, 2014. As Chief Financial Officer, Mr. Cook will report to Camillo Martino, Chief Executive Officer of the Company. Mr. Cook replaces Noland Granberry, the Company’s former Chief Financial Officer, who resigned from the Company, effective May 30, 2014, as previously reported on a Current Report on Form 8-K, filed by the Company with the Securities and Exchange Commission on May 15, 2014.

Prior to joining the Company, Mr. Cook served as Executive Vice President and Chief Financial Officer of STEC, Inc., a computer data storage company, from February 2013 until September 2013 and as Chief Financial Officer from November 2008 to February 2013.  Mr. Cook previously served in various capacities, including as Vice President, Finance, with Mindspeed Technologies, Inc., a semiconductor company, from 2003 through 2008.  Mr. Cooks holds a B.S. in Accounting and an M.B.A. in Finance from Loyola Marymount University.

Pursuant to his offer letter, Mr. Cook will receive an annual base salary of $325,000 and will be eligible to receive an annual bonus of up to 75% of his base salary under any executive incentive compensation plan adopted by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) in 2014. Mr. Cook will also be eligible to receive reimbursements for relocation expenses of up to $50,000.

In addition, subject to the approval of the Compensation Committee, Mr. Cook will be granted non-qualified stock options representing the right to purchase 100,000 shares of the Company’s common stock (“common stock”) with an exercise price equal to the fair market value of the Company’s common stock on the first 15th day of the calendar month following the later to occur of Mr. Cook’s start date with the Company or the Compensation Committee’s approval (respectively, the “Stock Option” and the “Grant Date”), time-based restricted stock unit awards underlying 50,000 shares of common stock (the “TRSUs”) and performance-based restricted stock units underlying 100,000 shares of common stock (the “PBRSUs”).  The Stock Option will vest over four years, with 1/4th of the total number of shares of the Stock Option vesting on the one-year anniversary of the Grant Date, and thereafter, with respect to an additional 1/48th of the total number of shares of the Stock Option on the 15th day of each succeeding month.  The TRSUs will vest over four years, with 1/4th of the total number of TRSUs vesting on each anniversary of the Grant Date until fully vested.  The PBRSUs will vest as follows:  16,279 shall vest on December 31, 2014, 27,907 shall vest on December 31, 2015, 27,907 shall vest on December 31, 2016 and 27,907 shall vest on December 31, 2017 (each such date being hereinafter referred to individually as a “Vesting Date” and collectively as the “Vesting Dates”), provided that the Company’s GAAP earnings per share for the fiscal year ending on each Vesting Date (as evidenced by the Company’s audited financial results and confirmed by the Compensation Committee) is equal to or greater than the target GAAP earnings per share for each such fiscal year established by the Compensation Committee.  Mr. Cook will be required to hold any shares of common stock received upon the vesting of any PBRSUs for one year following the applicable Vesting Date. Any PBRSUs not vesting on a Vesting Date due to the Company’s GAAP earnings per share for the fiscal year in question not meeting the target for such fiscal year established by the Compensation Committee shall be forfeited. Each of the Stock Option, TRUs and PBRSUs will be granted under and subject to the terms of the Company’s 2008 Equity Incentive Plan.

In connection with his appointment, Mr. Cook will also enter into the Company’s standard form of indemnification agreement for its officers and directors agreement which was filed as Exhibit 10.01 to the Company’s Annual Report on Form 10-K filed on March 15, 2004 and is incorporated by reference herein and standard form of change of control retention which was filed as Exhibit 10.01 to the Company’s Quarterly Report on Form 10-Q filed on May 6, 2014.

The foregoing is a summary of the Offer Letter and does not purport to be complete. The foregoing is qualified in its entirety by reference to the Offer Letter, a copy of which is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated herein by reference.

    A copy of the press release announcing the appointment described above is attached as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated in this report by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.01	Offer Letter dated July 22, 2014 between the Company and Raymond Cook.

99.01	Press Release dated July 28, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2014	SILICON IMAGE, INC.

	By:	/s/ Edward Lopez
Edward Lopez
Chief Legal and Administrative Officer